                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                  FORM 8-K/A

                      AMENDMENT TO APPLICATION OR REPORT

 FILED PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: FEBRUARY 27, 1998


                        IMAGE GUIDED TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



             COLORADO                      001-12189             84-1139082
  (State or other jurisdiction     (Commission file number)    (IRS Employer
of incorporation or organization)                            Identification No.)



  5710-B FLATIRON PARKWAY, BOULDER, CO                          80301
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (303) 447-0248



                                AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its current report dated December 29, 1997 on Form 8K as set forth in the pages attached hereto:

(List all such items, financial statements, exhibits, or other portions amended)

                          Item 2. and Item 7a. and b.

Item 2.  Acquisition or Disposition of Assets

     On December 12, 1997, Image Guided Technologies, Inc. (the "Company") finalized the acquisition of all the outstanding stock of Brimfield Precision, Inc. ("Brimfield") for a purchase price of approximately $9,847,000. The purchase price was paid with a combination of approximately $8,572,000 in cash and 579,710 shares of the Company's common stock.

     Brimfield sells surgical instruments and orthopedic implants to OEM medical device companies. Brimfield's products are used for spinal surgery, orthopedic surgery and minimally invasive surgical procedures. Prior to its sale to the Company, Brimfield was owned by William and Matthew Lyons. William Lyons will continue to act as President of Brimfield and has been elected as a director of the Company.

     The Company obtained the cash for the acquisition from bank financing and its own funds. The Company has entered into a secured loan agreement with Imperial Bank whereby Imperial Bank has loaned the Company $4,000,000 pursuant to a three-year term loan (payable in thirty-six equal installments of principal) and up to $2,000,000 (the actual amount to be determined by a collateral audit) pursuant to a revolving loan payable on or before June 30, 1999. In connection with the loan agreement, the Company has agreed to raise $1,000,000 in equity by March 15, 1998. The Company paid Cruttenden Roth,
Inc. ("Cruttenden") a $300,000 finder's fee for introducing the Company to, and advising the Company in negotiations with, Imperial Bank. The Company has issued a one-year $500,000 subordinated note to Cruttenden to pay the finder's fee plus an additional $200,000 advisory fee owed to Cruttenden. In connection with the loan and subordinated note, the Company issued a seven-year warrant for 160,000 shares of the Company's common stock with an exercise price of $2.92 per share to Imperial Bank and a seven-year warrant for 100,000 shares of the Company's common stock with an exercise price of $2.92 per share to Cruttenden.

Item 7.  Financial Statements and Pro Forma Financial Information

 (a)  Financial Statements of Business Acquired

                                                                                    Page
                                                                                    ----
  Report of Independent Accountants.................................................  3
  Balance Sheet - October 31, 1996..................................................  4
  Statement of Operations and Retained Earnings -- Year Ended October 31, 1996......  5
  Statement of Cash Flows -- Year Ended October 31, 1996............................  6
  Notes to Financial Statements.....................................................  7

     The financial statements of Brimfield Precision, Inc. as of and for the year ended October 31, 1997 were previously filed on December 29, 1997 on Form 8-K.


 (b) Pro Forma Financial Information (Unaudited) for Image Guided Technologies, Inc. ("Image Guided" or "IGTI") and Brimfield Precision, Inc. ("Brimfield" or "BPI")

                                                                                    Page
                                                                                    ----
  Pro Forma Combined Balance Sheet as of September 30, 1997......................... 12
  Notes to Pro Forma Combined Balance Sheet......................................... 13
  Pro Forma Combined Statement of Operations for the Year Ended
    December 31, 1996 (IGTI) and the Year Ended October 31, 1996 (BPI).............. 14
  Pro Forma Combined Statement of Operations for the Nine Months Ended
    September 30, 1997 (IGTI) and the Nine Months Ended July 31, 1997 (BPI)......... 15
  Notes to Pro Forma Combined Statements of Operations.............................. 16

To the Board of Directors
BRIMFIELD PRECISION, INC.
Brimfield, Massachusetts

                          Independent Auditors' Report

We have audited the accompanying balance sheet of Brimfield Precision, Inc. (an S Corporation) as of October 31, 1996 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brimfield Precision, Inc. as of October 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Aubrey, Dixon, Riley, Turgeon & Schultz, LLC
Holyoke, MA



January 13, 1998

                           BRIMFIELD PRECISION, INC.
                                 BALANCE SHEET
                               OCTOBER 31, 1996

ASSETS
------
Current assets
 Cash and cash equivalents                              $  568,667
 Accounts receivable                                     1,405,454
 Inventory                                                 949,921
 Prepaid expense                                            43,115
                                                        ----------
  Total current assets                                   2,967,157

Property and equipment, net of accumulated
 depreciation of $2,558,276 at October 31, 1996          2,713,958

Other assets                                               150,058
                                                        ----------

Total assets                                            $5,831,173
                                                        ----------
                                                        ----------


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities
 Accounts payable                                       $  375,067
 Accrued liabilities                                       234,859
 Income taxes payable                                       72,381
 Current portion of long-term debt                         222,918
 Current portion of note payable - officer                  15,300
 Current portion of long-term capital lease obligations    151,670
                                                        ----------
  Total current liabilities                              1,072,195

Long-term debt                                             588,167

Note payable - officer                                     173,400

Long-term capital lease obligations                        524,282
                                                        ----------
  Total liabilities                                      2,358,044
                                                        ----------

Stockholders' equity
 Common stock, no par value, 100 shares
  authorized and issued, 43 shares outstanding              10,500
 Retained earnings                                       3,810,629
                                                        ----------
                                                         3,821,129
 Less 57 shares of treasury stock - at cost               (348,000)
                                                        ----------
  Total stockholders' equity                             3,473,129
                                                        ----------

Total liabilities and stockholders' equity              $5,831,173
                                                        ----------
                                                        ----------

See accountants' audit report and accompanying notes to financial statements.

                           BRIMFIELD PRECISION, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                          YEAR ENDED OCTOBER 31, 1996

Revenue                                               $12,967,877

Cost of goods sold                                      8,168,536
                                                      -----------

Gross profit                                            4,799,341
                                                      -----------

Operating expense
 Selling and marketing                                    479,178
 Research and development                                 165,246
 General and administrative                             1,528,978
                                                      -----------
  Total operating expense                               2,173,402
                                                      -----------

Income from operations                                  2,625,939
                                                      -----------

Other income (expense):
 Interest and other expense                              (148,101)
 Interest and other income                                 68,346
                                                      -----------
  Total other expense                                     (79,755)
                                                      -----------

Net income before income taxes                          2,546,184

Income taxes                                               72,529
                                                      -----------

Net income                                              2,473,655

Retained earnings - beginning of year                   3,263,142

Less dividends                                          1,926,168
                                                      -----------

Retained earnings - end of year                       $ 3,810,629
                                                      -----------
                                                      -----------

See accountants' audit report and accompanying notes to financial statements.
                                       5

                           BRIMFIELD PRECISION, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED OCTOBER 31, 1996

Cash flows from operations
Net income                                            $ 2,473,655
Non-cash items included in net income
  Depreciation and amortization                           438,243
  Gain on disposition of property and equipment            (4,500)
Other changes in operating assets and liabilities
Accounts receivable                                       465,259
Inventory                                                 (58,624)
Prepaid expense                                            17,123
Federal tax deposit                                       (72,347)
Other assets                                              (10,914)
Accounts payable                                         (193,581)
Accrued liabilities                                      (209,956)
Income taxes payable                                       52,245
                                                      -----------
Net cash provided by operations                         2,896,603
                                                      -----------
Cash flows from investing activities
  Acquisition of property and equipment                  (432,599)
  Proceeds on disposition of property and equipment         4,500
                                                      -----------
Net cash used by investing activities                    (428,099)
                                                      -----------
Cash flows from financing activities
  Payments on long-term debt                             (202,378)
  Payments on note payable - officer                      (15,300)
  Payments on long-term capital lease obligations        (113,469)
  Payment of dividends                                 (1,926,168)
                                                      -----------
Net cash used by financing activities                  (2,257,315)
                                                      -----------
Net increase in cash and cash equivalents                 211,189

Net cash and cash equivalents - beginning of year         357,478
                                                      -----------
Net cash and cash equivalents - end of year           $   568,667
                                                      -----------
                                                      -----------

 See accountants' audit report and accompanying notes to financial statements.

                           BRIMFIELD PRECISION, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               OCTOBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. NATURE OF BUSINESS: Brimfield Precision, Inc. manufactures specialized medical instruments and medical equipment.

   b. ACCOUNTS RECEIVABLE: The Company accounts for uncollectible accounts receivable using the direct write-off method. Generally accepted accounting principles require that the allowance method be used to account for bad debts. The effects of this departure from generally accepted accounting principles on financial position, results of operations, and cash flows have been determined to be not material.

   c. INVENTORY: Inventory is valued at the lower of cost, determined on the first-in, first-out (FIFO) method, or market.

   d. PROPERTY AND EQUIPMENT: Property and equipment are carried at cost. Depreciation is computed on both the straight-line and accelerated methods based on the estimated useful lives of the related assets. Depreciation expense was $432,398 for the year ended October 31, 1996.

   e. CASH AND CASH EQUIVALENTS: The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   f. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

   g. ADVERTISING: The Company expenses advertising costs as incurred. Advertising expense was $53,115 in 1996.

   h. INCOME TAXES: Effective November 1, 1986 the Company, with the consent of its stockholders, elected to be treated as an S Corporation. In this status, the corporation is generally not a taxable entity and elements of income and expense flow through and are taxed to the stockholders on an individual basis.

   Effective for years ending on an after December 31, 1988, the Commonwealth of Massachusetts imposes an income tax on S Corporations whose gross receipts exceed $6,000,000.

   Massachusetts Investment Tax Credits are accounted for using the flow-through method which reduces income tax expense for the current year in which the credits are utilized.

   i. AMORTIZATION: The costs of intangible assets are amortized on a straight-line basis over a period of 5 to 17 years. Amortization expense was $5,845 for the year ended October 31, 1996.

2. TRANSACTIONS WITH RELATED PARTIES

   Note payable - officer of $188,700 at October 31, 1996, is due in monthly principal installments of $1,275, plus interest at 8%. An additional final principal payment of $159,375 is due October, 1998.

   The Company leases a facility and land in Brimfield, Massachusetts on a month to month basis which is owned by a former stockholder of the Company. In addition, the Company has constructed a building on the leased property. Rental expense for the building and land in 1996 amounted to $108,000.

                           BRIMFIELD PRECISION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               OCTOBER 31, 1996




3. NOTE PAYABLE - BANK

   At October 31, 1996 the Company had no borrowings under a line of credit agreement with a bank. The agreement provides for interest at the bank's prime lending rate, and is secured by all assets of the Company. The maximum available credit on this note was $750,000 at October 31, 1996.

4. LONG-TERM DEBT

   Long-term debt at October 31, 1996 consisted of the following:

   Note payable to a bank, at prime, payable in monthly installments of
   $12,500 plus interest, secured by all assets of the Company, maturing
   in June, 2000.                                                                $562,500

   Note payable to a bank, at prime plus 1/4%, payable in monthly installments
   of $2,167 plus interest, secured by machinery, maturing in October, 2000.      106,167

   Note payable to a bank, at prime plus 1/4%, payable in monthly installments
   of $2,833 plus interest, secured by machinery, maturing in August, 2000.       131,667

   Note payable to a finance company at 8%, payable in monthly installments of $807 plus interest, secured by a motor vehicle.  This note was paid
   off in September, 1997.                                                         10,751
                                                                                 --------
                                                                                  811,085
   Less current portion                                                           222,918
                                                                                 --------
     Total long-term debt                                                        $588,167
                                                                                 --------
                                                                                 --------

   Aggregate maturities on long-term debt are as follows:

                 Years Ending
                  October 31,                                Amount
                 ------------                               --------
                     1997                                   $222,918
                     1998                                    210,000
                     1999                                    210,000
                     2000                                    168,167
                                                            --------
                                                            $811,085
                                                            --------
                                                            --------

                           BRIMFIELD PRECISION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               OCTOBER 31, 1996

5. LEASE COMMITMENTS

   The gross amount of the capitalized leased assets and the accumulated depreciation are included in property and equipment as reported on the balance sheet. The amortization of these leases are included in depreciation expense.

                                                  Equipment Under
                                                 Capitalized Lease
                                                     Agreements
                                                 -----------------
   Equipment                                          $820,244
   Less accumulated amortization                        98,873
                                                      --------
                                                      $721,371
                                                      --------
                                                      --------

   Future minimum payments on leases in effect at October 31, 1996 are as follows:

                                       Years Ending
                                        October 31,       Amount
                                       ------------      --------
                                           1997          $202,041
                                           1998           202,041
                                           1999           202,041
                                           2000           160,826
                                           2001            48,160
                                                         --------
     Total minimum lease payments                        $815,109
     Less amount representing interest                    139,157
                                                         --------
     Net present value                                    675,952
     Less current portion                                 151,670
                                                         --------
     Long-term capital lease obligations                 $524,282
                                                         --------
                                                         --------

6. CONCENTRATION OF CREDIT RISK

   Substantially all of the Company's accounts receivable are due from companies in the high technology medical industry located throughout the United States.

   Four of the Company's customers accounted for approximately $9,655,128 of total sales in 1996. One customer accounted for approximately $434,805 of accounts receivable at October 31, 1996.

   The Company performs regular credit reviews of its significant customers' financial condition. Receivables generally are collected within 60 days.

   The Company maintains its operating accounts in certain financial institutions, which balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the Company may maintain operating account balances which exceed $100,000.

7. INVENTORY

   Inventory consisted of the following at October 31, 1996.

     Raw materials                                       $277,850
     Work in process                                      153,466
     Finished goods                                       518,605
                                                         --------
       Total inventory                                   $949,921
                                                         --------
                                                         --------

                           BRIMFIELD PRECISION, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               OCTOBER 31, 1996

8.  INCOME TAXES

    The components of income tax expense related to continuing operations at October 31, 1996 are as follows:

      Tax computed at statutory rates                        $118,608
      Investment tax credit taken currently                   (46,079)
                                                             --------
        Total provision for income taxes                     $ 72,529
                                                             --------
                                                             --------

9. DISCLOSURES FOR CASH FLOW STATEMENT

   CASH PAID DURING THE YEAR FOR:                             1996
                                                            --------
   Interest                                                 $140,513
                                                            --------
                                                            --------

   Income taxes                                             $ 20,284
                                                            --------
                                                            --------

   NON-CASH INVESTING AND FINANCING ACTIVITIES:

   Capital lease obligations for new equipment              $393,177
                                                            --------
                                                            --------

10. RETIREMENT PLAN

    Effective June 1, 1991 the Company implemented the Brimfield Precision, Inc. 401(k) Savings and Retirement Plan covering substantially all employees. Employees may contribute from 2% up to 15% of total salary, not to exceed Internal Revenue Service limits. The Company does not make matching contributions.


11. SUBSEQUENT EVENT

    In November, 1997 the stockholders entered into a purchase and sale agreement to sell 100% of the outstanding stock of the Company. On December 12, 1997 the sale of 100% of the Company stock was finalized.

   Item 7 (b). Pro Forma Financial Information (Unaudited) for Image Guided Technologies, Inc. ("Image Guided") and Brimfield Precision, Inc. ("Brimfield").

   On December 12, 1997, Image Guided purchased all the outstanding shares of Brimfield stock. The transaction was accounted for using the purchase method of accounting. The pro forma combined balance sheet as of September 30, 1997 which follows gives effect to the purchase accounting and estimated fair market value allocation of the net assets acquired in the acquisition of Brimfield as if the transaction had occurred on that date. The pro forma combined statements of operations for the fiscal year 1996 and the nine months ended September 30, 1997 (Image Guided) and July 31, 1997 (Brimfield) which follow give effect to the impact of the acquisition of Brimfield as if the transaction had occurred at the beginning of those periods.

   In the opinion of the Company's management, all adjustments necessary to present fairly such pro forma combined financial statements have been made. These unaudited pro forma financial statements are not necessarily indicative of what actual results would have been had the transactions occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. These unaudited pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial statements and notes thereto of Brimfield Precision, Inc. and Image Guided Technologies, Inc.

                       PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1997
                                 (UNAUDITED)

ASSETS                                                                                Pro Forma         Pro Forma
                                                       Image Guided      Brimfield   Adjustments        Combined
                                                       ------------     ----------   -----------        ---------
  Current assets:
    Cash and cash equivalents                            $4,729,000     $  245,000   $(2,545,000) (a)  $ 2,429,000
    Accounts receivable, net                                986,000      1,684,000                       2,670,000
    Inventories, net                                        416,000      1,093,000                       1,509,000
    Other current assets                                     96,000        276,000                         372,000
                                                        -----------     ----------   -----------       -----------
      Total current assets                                6,227,000      3,298,000    (2,545,000)        6,980,000

Property and equipment, net                                 363,000      3,777,000       271,000  (a)    4,411,000
Goodwill, net                                                                          5,789,000  (a)    5,789,000
Other assets                                                 16,000        124,000                         140,000
                                                        -----------     ----------   -----------       -----------
      Total assets                                       $6,606,000     $7,199,000   $ 3,515,000       $17,320,000
                                                        -----------     ----------   -----------       -----------
                                                        -----------     ----------   -----------       -----------


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

  Current liabilities:
    Accounts payable                                     $  281,000     $  583,000   $   277,000  (a)  $ 1,141,000
    Accrued liabilities                                     224,000        174,000                         398,000
    Current portion of debt and capital leases               40,000        518,000       500,000  (b)    1,058,000
                                                        -----------     ----------   -----------       -----------
      Total current liabilities                             545,000      1,275,000       777,000         2,597,000

Long-term portion of debt and capital leases                 73,000      1,732,000     5,023,000  (b)    6,828,000
                                                        -----------     ----------   -----------       -----------
      Total liabilities                                     618,000      3,007,000     5,800,000         9,425,000
                                                        -----------     ----------   -----------       -----------

Commitments and contingencies

Shareholders' equity (deficit):
  Common Stock, no par value                              8,771,000         10,000     1,275,000  (c)   10,056,000
  Shareholders' equity (accumulated deficit)             (2,783,000)     4,182,000    (3,560,000) (d)   (2,161,000)
                                                        -----------     ----------   -----------       -----------
      Total shareholders' equity (deficit)                5,988,000      4,192,000    (2,285,000)        7,895,000
                                                        -----------     ----------   -----------       -----------

      Total liabilities and shareholders' equity        $ 6,606,000     $7,199,000   $ 3,515,000       $17,320,000
                                                        -----------     ----------   -----------       -----------
                                                        -----------     ----------   -----------       -----------

See accompanying notes to pro forma combined balance sheet.

NOTES TO PRO FORMA COMBINED BALANCE SHEET
(UNAUDITED)


Note 1 - Acquisition

     On December 12, 1997, Image Guided finalized the acquisition of all the outstanding stock of Brimfield for a purchase price of approximately $9,847,000, including expenses related to the acquisition. The purchase price was paid with a combination of approximately $8,572,000 in cash and 579,710 shares of the Company's common stock. The Company obtained the cash for the acquisition from bank financing and its own funds. In conjunction with the bank financing, the Company issued two seven-year warrants for a total of 260,000 shares of the Company's common stock.

Note 2 - Pro Forma Adjustments

(a)  The total estimated purchase price was as follows:

         Stock acquired ...................................... $3,787,000
         Step-up in valuation of assets acquired .............    271,000
         Goodwill ............................................  5,789,000
                                                               ----------
            Total acquisition cost ........................... $9,847,000
                                                               ----------
                                                               ----------

     The total acquisition cost was funded as follows:

         Cash from Image Guided .............................  $2,545,000
         Cash from bank financing, net of discount ..........   5,523,000
         Issuance of warrants ...............................     227,000
         Issuance of Image Guided common stock ..............   1,275,000
         Accrued expenses related to acquisition ............     277,000
                                                               ----------
            Total sources of funding ........................  $9,847,000
                                                               ----------
                                                               ----------

(b)  Represents debt acquired to finance a portion of the purchase price.


(c) Represents 579,710 shares of Image Guided common stock issued to finance a portion of the purchase price.


(d) Represents the equity of Brimfield on the date of acquisition less the value of warrants issued to finance a portion of the purchase price.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                              FOR THE YEAR ENDED
                                  (UNAUDITED)

                                        December 31,  October 31,
                                            1996         1996
                                        Image Guided   Brimfield   Adjustments      Combined
                                        ------------  -----------  -----------     -----------
Revenue                                  $4,080,000   $12,968,000                  $17,048,000
Cost of goods sold                        1,836,000     8,169,000   $  45,000 (a)   10,050,000
                                         ----------   -----------   ---------      -----------
Gross profit                              2,244,000     4,799,000     (45,000)       6,998,000
                                         ----------   -----------   ---------      -----------
Operating expenses:
  Research and development                  618,000       165,000                      783,000
  Selling and marketing                     554,000       479,000                    1,033,000
  General and administrative                705,000     1,529,000     289,000 (b)    2,523,000
                                         ----------   -----------   ---------      -----------
    Total operating expenses              1,877,000     2,173,000     289,000        4,339,000
                                         ----------   -----------   ---------      -----------
Operating income (loss)                     367,000     2,626,000    (334,000)       2,659,000

Other income (expense)                      (12,000)      (80,000)   (551,000)(c)     (643,000)
                                         ----------   -----------   ---------      -----------
Net income before income taxes              355,000     2,546,000    (885,000)       2,016,000

Income taxes                                     --        72,000                       72,000
                                         ----------   -----------   ---------      -----------
Net Income                               $  355,000   $ 2,474,000   $(885,000)     $ 1,944,000
                                         ----------   -----------   ---------      -----------
                                         ----------   -----------   ---------      -----------

Pro forma earnings per share                  $0.15                                      $0.61
Pro forma weighted average
 common shares outstanding                2,324,979                   839,710 (d)    3,164,689

  See accompanying notes to pro forma combined statements of operations.

                    PRO FORMA COMBINED STATEMENT OF OPERATIONS
                             FOR THE NINE MONTHS ENDED

                                     (UNAUDITED)

                                  September 30,
                                      1997        July 31, 1997
                                  Image Guided      Brimfield    Adjustments       Combined
                                  ------------    -------------  -----------       --------
Revenue                            $3,829,000      $7,544,000                     $11,373,000
Cost of goods sold                  1,670,000       5,127,000     $  34,000 (a)     6,831,000
                                   ----------      ----------     ---------       -----------
Gross profit                        2,159,000       2,417,000       (34,000)        4,542,000
                                   ----------      ----------     ---------       -----------
Operating expenses:
  Research and development            786,000          90,000                         876,000
  Selling and marketing               481,000         221,000                         702,000
  General and administrative          825,000         928,000       217,000 (b)     1,970,000
                                   ----------      ----------     ---------       -----------
      Total operating expenses      2,092,000       1,239,000       217,000         3,548,000
                                   ----------      ----------     ---------       -----------
Operating income (loss)                67,000       1,178,000      (251,000)          994,000

Other income (expense)                176,000        (172,000)     (288,000)(c)      (284,000)
                                   ----------      ----------     ---------       -----------
Net income before income taxes        243,000       1,006,000      (539,000)          710,000

Income taxes                              ---             ---                             ---
                                   ----------      ----------     ---------       -----------
Net Income                         $  243,000      $1,006,000     $(539,000)      $   710,000
                                   ----------      ----------     ---------       -----------
                                   ----------      ----------     ---------       -----------
Pro forma earnings per share       $     0.07                                     $      0.16
Pro forma weighted average
  common shares outstanding         3,549,047                       839,710 (d)     4,388,757


See accompanying notes to pro forma combined statements of operations.

NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)


(a) Additional depreciation related to a step-up in valuation of Brimfield assets of $271,000, depreciated over six years at $45,000 per year.

(b)  Amortization of goodwill over twenty years at $289,000 per year.

(c) Interest expense related to debt financing and amortization of debt discount related to issuance of warrants.

(d) Represents 579,710 shares together with 260,000 shares underlying warrants of Image Guided issued in connection with the acquisition.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                               IMAGE GUIDED TECHNOLOGIES, INC.
                                        (Registrant)



February 27, 1998              /s/ Paul L. Ray
                               -------------------------------------------------
                               Paul L. Ray
                               Chairman of the Board, President and
                               Chief Executive Officer



February 27, 1998              /s/ Jeffrey J. Hiller
                               -------------------------------------------------
                               Jeffrey J. Hiller
                               Vice President and Chief Financial Officer
                               (Principal Accounting Officer)